COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS BASIC INTERMEDIATE MUNICIPAL BOND PORTFOLIO
     AND THE LEHMAN BROTHERS 10-YEAR MUNICIPAL BOND INDEX *


     EXHIBIT A:
     _____________________________________________________
    |           | LEHMAN BROTHERS |    DREYFUS BASIC     |
    |           |     10-YEAR     |    INTERMEDIATE      |
    |  PERIOD   |    MUNICIPAL    |      MUNICIPAL       |
    |           |  BOND INDEX *   |    BOND PORTFOLIO    |
    |-----------|-----------------|----------------------|
    |  5/4/94   |          10,000 |               10,000 |
    |  5/31/94  |          10,080 |               10,062 |
    |  8/31/94  |          10,245 |               10,312 |
    | 11/30/94  |           9,771 |                9,940 |
    |  2/28/95  |          10,493 |               10,522 |
    |  5/31/95  |          10,986 |               10,934 |
    |  8/31/95  |          11,228 |               11,146 |
    |----------------------------------------------------|



     * Source: Lehman Brothers